Exhibit 10.1

SECURITY AGREEMENT

this security agreement (this “Agreement”) is made as of September 13, 2016 by and among Xtera Communications, Inc., a Delaware corporation (the “Debtor”) and the investors set forth on Exhibit A attached to this Agreement (the “Secured Parties” and each of the Secured Parties individually, a “Secured Party”).  Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Notes (as defined below).

A.The Debtor has agreed to sell to the Secured Parties, and the Secured Parties agreed to purchase from the Debtor, notes in the aggregate principal amount of up to $1,500,000 (the “Notes”) and warrants to purchase shares of the Debtor’s common stock.

B.The execution of this Agreement is a condition to the obligations of the Secured Parties under the Notes, and the parties hereto are willing to execute this Agreement and to be bound by the provisions hereof.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.    Creation of Security Interest.  Debtor hereby grants to the Secured Parties a security interest in the Collateral described in Section 2 of this Agreement to secure performance and payment of all obligations and indebtedness of Debtor to the Secured Parties under the Notes, including, but not limited to, the obligations and indebtedness of Debtor to the Secured Parties described in Section 3 of this Agreement (collectively, the “Indebtedness”); provided, however, that a portion of such security interest (up to $100,000 of the principal amount of the Notes) shall be subordinated to all indebtedness and monetary obligations to (i) Horizon Technology Finance Corporation pursuant to that certain Subordination Agreement dated on or about the date hereof and (ii) Pacific West Bank pursuant to that certain Subordination Agreement dated on or about the date hereof (collectively, the “Senior Indebtedness”), in each case as described therein.

2.    Collateral.  In order to secure the payment when due of any and all Indebtedness, Debtor hereby pledges, assigns, transfers, hypothecates and sets over to the Secured Parties and hereby grants to the Secured Parties a security interest in all of Debtors’ rights, title and interest in, to and under the following properties (collectively, the “Collateral”):

(a)    All of Debtor’s inventory, both now owned and hereafter acquired, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property both now owned and hereafter acquired by Debtor and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor’s business, and all proceeds thereof, as well as all additions and accessions thereto and substitutions and replacements for any thereof;

(b)    All of Debtor’s tangible personal property, both now owned and hereafter acquired, including, without limitation, all equipment, consumer goods, furniture, fixtures, machinery, operating equipment, assembly and production equipment, engineering and electrical equipment, and all proceeds of any thereof, as well as all additions and accessions thereto and substitutions and replacements for any thereof;

(c)    All of Debtor’s intangible personal property, cash on hand and cash in and deposits with banks or other financial institutions, whether now owned or hereafter acquired, including, but not limited to, all accounts, chattel paper, documents, instruments and general intangibles, all contracts, shares of stock, bonds, notes, evidences of indebtedness and other securities, bills, notes and accounts receivable, interests in life insurance policies, trademarks, trade names, patents, patent rights, copyrights, claims, credits, chooses in action, licenses, permits, franchises and grants;

(d)    All rents, income and issues arising from or in connection with, and all proceeds of, any of the foregoing;

(e)    Any and all transferable licenses, sublicenses and franchises, whether now owned or hereafter acquired, granted in any of the Debtor’s intangible personal property, including, without limitation, any present or future right of Debtor to receive royalties or other payments from those to whom licenses, sublicenses or franchises have been or will be granted; and

(f)    All rights, title and interests, now owned or hereafter acquired, to all other property and assets, real, personal or mixed.

3.    Payment Obligations of Debtor. Subject in each case to the rights of the holders of the Senior Indebtedness:

(a)    Debtor shall pay to the Secured Parties any sum or sums due or which may become due pursuant to any promissory note or notes now or hereafter executed by Debtor to evidence the Indebtedness.

(b)    Debtor shall account fully and faithfully to the Secured Parties for proceeds from disposition of the Collateral in any manner and, following an Event of Default (as defined below) hereunder, shall pay or turn over promptly in cash, negotiable instruments, drafts, assigned accounts or chattel paper all the proceeds from each sale to be applied to Debtor’s Indebtedness to the Secured Parties, subject, if other than cash, to final payment or collection.  Application of such proceeds to Indebtedness of Debtor shall be in the sole discretion of the Secured Parties, provided such application of proceeds is made by the Secured Parties in a reasonable manner.

(c)    Following any Event of Default hereunder or under the Notes, Debtor shall pay to the Secured Parties, on demand, all expenses and expenditures incurred or paid by the Secured Parties in exercising or protecting their interests, rights and remedies under this Agreement.

(d)    Debtor shall pay immediately, without notice, the entire unpaid Indebtedness of Debtor to the Secured Parties under this Agreement, upon any Event of Default.

4.    Representations, Warranties and Agreements of Debtor.

(a)    All information supplied and statements made by Debtor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Agreement are and shall be true, correct, complete, valid and genuine in all material respects.

(b)    Except for the security interests granted in connection with the Senior Indebtedness and in this Agreement, no financing statement covering the Collateral or its proceeds is on file in any public office and there is no lien, security interest or encumbrance in or on the Collateral.

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(c)    The location where Debtor maintains its chief executive offices is 500 W. Bethany Drive, Suite 100, Allen, Texas 75013.

(d)    The Collateral shall remain in Debtor’s possession or control at all times at Debtor’s risk of loss and be kept at the address shown in Section 4(c) above, where the Secured Parties may inspect it at any time, except for its temporary removal in connection with its ordinary use or unless Debtor notifies the Secured Parties in writing and the Secured Parties consent in writing in advance of its removal to another location.

(e)    Until an Event of Default, Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement and may also sell the Collateral in the ordinary course of business.  The Secured Parties’ security interest shall attach to all proceeds of sales and other dispositions of the Collateral.

(f)    Debtor will promptly notify the Secured Parties in writing of any change in the location of its chief executive offices as set forth in Section 4(c) of this Agreement.

(g)    Debtor shall pay prior to delinquency all material taxes, charges, liens and assessments against the Collateral except those Debtor is contesting in good faith and for which adequate accruals have been made.

(h)    Debtor will have and maintain commercially reasonable insurance with respect to the Collateral.

5.    Secured Parties’ Rights and Remedies.

(a)    Rights Exclusive of Default.  Subject to the rights of the holders of the Senior Indebtedness:

(i)This Agreement, the Secured Parties’ rights hereunder or the Indebtedness hereby secured may be assigned by the Secured Parties (or any subsequent assignee) from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to such Secured Parties; and in such event, Debtor will assert no claims or defenses, other than a defense that it has performed its obligations under the Notes and this Agreement, it may have against such Secured Parties against the assignee, except those granted in this Agreement.

(ii)The Secured Parties may enter Debtor’s premises upon 72 hours prior written notice, without interruption of Debtor’s business and without any breach of the peace to inspect the Collateral and Debtor’s books and records pertaining to the Collateral, and Debtor shall assist the Secured Parties in making any such inspection.

(iii)The Secured Parties may execute, sign, endorse, transfer or deliver in the name of Debtor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of title or any other documents, necessary to evidence, perfect or upon an Event of Default realize upon the security interest and obligations created by this Agreement.

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(b)    Rights in Event of Default.  Subject to the rights of the holders of the Senior Indebtedness, upon the occurrence of an Event of Default (as defined below), and at any time thereafter, the Secured Parties may:

(i)Declare any obligations secured hereby immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or the Notes, all rights and remedies of a “Secured Party” under the Texas Uniform Commercial Code, and other applicable laws, including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose such Secured Party may enter any premises on which the Collateral or any part thereof may be situated and remove the same therefrom, so long as the same may be accomplished without a breach of the peace.  Such Secured Party may require Debtor to assemble the Collateral and make it available to such Secured Party at a place to be designated by such Secured Party which is reasonably convenient to the parties.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, such Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made.  The requirement of sending reasonable notice shall be met if such notice is given to Debtor at least ten days before the time of the sale or disposition.  Expenses of retaking, holding, preparing for sale, selling or the like shall include such Secured Party’s reasonable fees and expenses, and Debtor agrees to pay such expenses.  Debtor shall remain liable for any deficiency hereunder or under the Notes;

(ii)Notify the account of debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of Indebtedness remitted by Debtor to such Secured Parties as proceeds to pay such Secured Parties directly;

(iii)Demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Secured Parties, in their sole discretion, choose; and/or

(iv)Remedy any default, and may waive any default without waiving or being deemed to have waived any other prior or subsequent default.

(c)    Events of Default. The Company shall be in default under this Note upon the happening of any condition or event set forth below (each, an “Event of Default”):

(i)the Company’s failure to pay any payment of principal or interest as and when due in accordance with the terms of this Note; and

(ii)(A) the Company’s liquidation, dissolution, termination of existence, insolvency or business failure; the appointment of a receiver of all or any part of the property of the Company; (B) the Company commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; (C) the commencement of any proceeding under any bankruptcy or insolvency laws against the Company or any guarantor, surety

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or endorser for the Company that results in the entry of an order for relief or that remains undismissed, undischarged or unbonded within 30 days of commencement; (D) the Company is unable to meet its debts as they become due, or (E) the Company suspends its operations other than in the ordinary course of business.

6.    Miscellaneous.

(a)    Notices.  All notices, requests, consents, and other communications under this Agreement shall be given in accordance with the notice provisions in the Note.

(b)    Construction.  “Secured Parties” and “Debtor,” as used in this instrument, include the respective successors, representatives, receivers, trustees and assigns of those parties.

(c)    Headings.  The headings appearing in this instrument have been inserted for convenience of reference only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this instrument.  Terms used in this Agreement that are defined in the Texas Uniform Commercial Code are used with the meanings as defined therein.

(d)    Governing Law.  The law governing this secured transaction shall be that of the State of Texas in force at the date of this instrument.

(e)    Further Assurances.  All property acquired by Debtor after the date hereof, which by the terms hereof is required or intended to be subjected to the lien of this Agreement, shall, immediately upon the acquisition thereof and without further mortgage, conveyance or assignment, become subject to the lien of this Agreement as fully as though now owned by Debtor and specifically described herein.  Nevertheless, Debtor will do all such further acts and execute, acknowledge and deliver all such further conveyances, mortgages, financing statements and assurances as the Secured Parties shall reasonably require for accomplishing the purposes of this Agreement.

(f)    Rights Cumulative; No Waiver.  The rights and remedies of the Secured Parties hereunder are cumulative, and the exercise (or waiver) of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other rights and remedies of the Secured Parties.  No delay on the part of the holder of this Agreement in the exercise of any power or right under this Agreement or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

(g)    Successors and Assigns.  Debtor may not assign this Agreement, whether by merger, operation of law, or otherwise, without the prior written consent of the Secured Parties holding 75% of the aggregate principal amount of the Notes.  Any assignment made in accordance with this Section 6(g) shall be binding upon each Secured Party and the Debtor.  Any assignee of Debtor or the Secured Parties shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof.  All of the stipulations, promises and agreements in this Agreement made by or on behalf of Debtor shall bind the successors and permitted assigns of Debtor, whether so expressed or not, and inure to the benefit of the successors and permitted assigns of Debtor and such Secured Parties.

(h)    Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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(i)    Amendment.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Debtor and the Secured Parties holding 75% of the aggregate principal amount of the Notes.  Any amendment or waiver effected in accordance with this Section 6(i) shall be binding upon each Secured Party and the Debtor; provided, however, that no amendment will be effective to increase a Secured Party’s financial obligation without such Secured Party’s consent.

(j)    Counterpart Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned parties have executed this Security Agreement on and as of the Effective Date.

DEBTOR:

XTERA COMMUNICATIONS, INC.

By:	/s/ Joseph R. Chinnici
Joseph R. Chinnici
Chief Financial Officer

Counterpart Signature Page to Xtera
Security Agreement

SECURED PARTIES:

By:	/s/ Jon Hopper
Jon Hopper

Counterpart Signature Page to Xtera
Security Agreement

SECURED PARTIES:

NEW ENTERPRISE ASSOCIATES 9, LIMITED PARTNERSHIP

By:	NEA Partners 9, Limited Partnership

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer/Attorney-in-fact

Counterpart Signature Page to Xtera
Security Agreement

SECURED PARTIES:

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By:	NEA Partners 10, Limited Partnership

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer/Attorney-in-fact

Counterpart Signature Page to Xtera
Security Agreement

SECURED PARTIES:

ARCH VENTURE FUND VI, L.P.

By: ARCH Venture Partners VI, L.P.

Its General Partner

By: ARCH Venture Partners VI, LLC

Its General Partner

By:	/s/ Robert T. Nelsen
Its Managing Director

Counterpart Signature Page to Xtera
Security Agreement

EXHIBIT A

SCHEDULE OF INVESTORS

Jon Hopper

New Enterprise Associates 9, Limited Partnership

New Enterprise Associates 10, Limited Partnership

ARCH Venture Fund VI, L.P.